Exhibit 99.1
ManTech Announces Financial Results for
Third Quarter of 2015

•	Revenues: $393.0 million, up 2% from second quarter of 2015

•	Diluted EPS: $0.35, up 6% from second quarter of 2015

•	Bookings of $1.3 billion or 3.2x book-to-bill with 30% of awards for new work

•	Cash Flow from Operations: $103 million or 8 times net income

FAIRFAX, Va., October 28, 2015 (GLOBE NEWSWIRE) – ManTech International Corporation (Nasdaq:MANT), a leading provider of innovative technologies and solutions for mission-critical national security programs, today announced financial results for the third quarter of fiscal year 2015, which ended September 30, 2015.

"Our third quarter was highlighted by outstanding contract awards with new business expansion, including a book-to-bill ratio that was the highest in our history excluding awards for Overseas Contingency Operations, and superb cash generation" said ManTech Chairman and Chief Executive Officer George J. Pedersen. "Revenues rose sequentially for the second straight quarter, and we expect growth to continue through next year, spurred by our industry-leading bookings over the second and third quarters. With a strong balance sheet and a building backlog, ManTech is well positioned to be a growth leader."

Summary Operating Results

Revenues for the quarter were $393.0 million, up 2% from $384.4 million in the second quarter of 2015. Direct labor was up compared to the second quarter of 2015 and the third quarter of 2014. Support for Overseas Contingency Operations contributed roughly $32 million in revenues in the quarter, up about $2 million from the second quarter of 2015.

Operating income for the quarter of $21.1 million, representing an operating margin of 5.4%, was essentially unchanged from the second quarter of 2015. For the quarter net income was $13.0 million and diluted earnings per share were $0.35, up 5% and 6%, respectively, compared to the second quarter of 2015.

Cash Management and Capital Deployment

Cash flow from operations for the quarter was $103 million or 7.9 times net income. Days sales outstanding (DSO) were 69 days, an improvement of 14 days compared to the second quarter of 2015 and 5 days compared to the third quarter of 2014. As of September 30, 2015, the company had $51 million in cash and cash equivalents and $10 million in outstanding borrowings on its $500 million revolving-credit facility, which provides the company with the financial capacity to pursue acquisitions, issue dividends, and maintain a strong balance sheet.

The company paid $7.9 million, or $0.21 per share, to its common stockholders of record as of September 4, 2015. The Board of Directors has declared that the company will pay a cash dividend of $0.21 per share on December 18, 2015, to all common stockholders of record as of December 4, 2015, as part of its regular quarterly cash dividend program. Future declarations of dividends and their record and payment dates are subject to the final determination of ManTech's Board of Directors.

Contract Awards

Contract awards (bookings) totaled $1.3 billion in the quarter, representing a book-to-bill ratio of 3.2. Approximately 30% of the awards were for new business, primarily in the areas of intelligence, cyber security, health, and systems modernization, creating significant growth momentum for the next year. Over the trailing 12 months, the book-to-bill ratio is 1.6. Large, single-award contracts contributing to the quarterly bookings include:

•
U.S. Air Force Full-Spectrum Security Support Services. ManTech was awarded a 10-year, $407 million contract to provide full-spectrum security services to protect mission-critical programs. The contract extends ManTech's decades-long support to the Air Force security customer.

•
Cyber Range Services. The General Services Administration Federal Systems Integration and Management Center (FEDSIM) awarded ManTech a contract to provide cyber range services to the Defense Information Systems Agency (DISA) and the United States Marine Corps (USMC). The 4-year, $250 million contract significantly expands ManTech's existing support to design, build, test, and operate some of the most sophisticated cyber range and training environments, capable of simulating full-spectrum Computer Network Operation scenarios that prepare future warfighters anytime, anywhere across the globe.

•
Defense and Intelligence Community Modernization Support. Under a 5-year contract valued at more than $200 million, ManTech will support the growing needs for modernization of the Department of Defense and the Intelligence Community. ManTech will provide integration, systems engineering, sustainment, and deployment support worldwide to this new effort.

•
Support to the Distributed Common Ground System-Army (DCGS-A). The U.S. Army awarded ManTech two prime contracts totaling $66 million over two years to provide software modernization and sustainment; embedded training; and other Intelligence, Surveillance, and Reconnaissance (ISR) technical support to the DCGS-A Family of Systems.

In addition, the company won several multiple-award indefinite-delivery, indefinite-quantity (IDIQ) contracts that are not included in bookings, including:

•
Defense Intelligence Agency (DIA) Enhanced Solutions for Information Technology Enterprise (E-SITE). The DIA awarded ManTech an E-SITE contract to provide worldwide coverage for IT requirements and technical support services for DIA and other members of the Intelligence Community. This 5-year, $6 billion contract replaces the former Solutions for Information Technology Enterprise (SITE) vehicle, on which ManTech also performed as a prime. ManTech will have the opportunity to win task orders to design and maintain a worldwide enterprise IT infrastructure to support the DIA's critical mission.

The company’s backlog of business at the end of quarter was $4.1 billion, up 20% compared to the second quarter of 2015; funded backlog was $0.9 billion, unchanged compared to the second quarter of 2015.

Forward Guidance

The company is revising the upper end of its expected revenue, net income, and diluted earnings per share as specified in the table below.

Measure	Fiscal 2015 Guidance
Revenue (million)	$1,550 - $1,600
Net Income (million)	$50.9 - $51.8
Diluted Earnings per Share	$1.35 - $1.38

ManTech Chief Financial Officer Kevin M. Phillips said, “I am pleased to see continued strong new business awards and improved cash collections. We are aggressively investing in business development to drive growth, and we are successfully capturing market share and expanding our presence in key mission areas. As we invest, we anticipate holding firm on our operating margin. We are narrowing the guidance ranges to reflect delays in new program starts and material purchases on behalf of our customers. We look forward to continued growth in revenues and earnings next year as we begin to execute the new opportunities obtained from our business development and investment focus over the last two years.”

Conference Call

ManTech executive management will hold a conference call on October 28, 2015, at 5 p.m. Eastern to discuss the financial results and outlook and answer questions. Analysts may participate on the conference call by dialing 877-638-9567 (domestic) or 253-237-1032 (international) and entering passcode 15550458. The conference call will be webcast simultaneously to the public through a link on the Investor Relations section of the ManTech website (http://investor.mantech.com). A replay of the conference call will be available on the ManTech website approximately 2 hours after the conclusion of the conference call.

About ManTech International Corporation

ManTech is a leading provider of innovative technologies and solutions for mission-critical national security programs for the intelligence community; the departments of Defense, State, Homeland Security, Energy, Veteran Affairs, and Justice, including the Federal Bureau of Investigation (FBI); the health and space communities; and other U.S. government customers. We provide support to critical national security programs for approximately 50 federal agencies through more than 1,000 current contracts. ManTech's expertise includes cyber; software and systems development; enterprise information technology; multi-discipline intelligence; program protection and mission assurance; systems engineering; test and evaluation (T&E); command, control, communications, computers, intelligence, surveillance and reconnaissance (C4ISR); training; global logistics and supply chain management; and management consulting. ManTech supports major national missions, such as military readiness and wellness, terrorist threat detection, information security and border protection. Additional information on ManTech can be found at www.mantech.com.

Forward-Looking Information

Statements and assumptions made in this press release, which do not address historical facts, constitute “forward-looking” statements that ManTech believes to be within the definition in the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties, many of which are outside of our control. Words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” or “estimate,” or the negative of these terms or words of similar import are intended to identify forward-looking statements.

These forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes we anticipate. Factors that could cause actual results to differ materially from the results we anticipate, include, but are not limited to, the following: adverse changes or delays in U.S. government spending for programs we support due to cost cutting and efficiency initiatives, changing mission priorities or other federal budget constraints generally; failure to compete effectively for new contract awards or to retain existing U.S. government contracts; uncertainty regarding the timing and nature of government action to complete the budget and appropriations process, continue federal government operations or address budgetary constraints or other factors; delays in the competitive bidding process caused by competitors' protests of contract awards received by us or other factors; failure to obtain option awards, task orders or funding under contracts; failure to realize the full amount of our backlog or adverse changes in the timing of receipt of revenues under contracts included in backlog; renegotiation, modification or termination of our contracts; failure to perform in conformity with contract terms or our expectations; failure to successfully integrate recently acquired companies or businesses into our operations or to realize any accretive or synergistic effects from such acquisitions; failure to successfully identify and execute future acquisitions; adverse changes in business conditions that may cause our investments in recorded goodwill to become impaired; disruption of our business or damage to our reputation resulting from security breaches in customer systems, internal systems or service failures (including as a result of cyber or other security threats) or employee or subcontractor misconduct; non-compliance with, or adverse changes in, complex U.S. government procurement laws, regulations or processes; failure to maintain strong relationships with other contractors; and adverse results of U.S. government audits or other investigations of our government contracts. These and other risk factors are more fully discussed in the section entitled "Risk Factors" in ManTech's Annual Report on Form 10-K previously filed with the Securities and Exchange Commission on Feb. 20, 2015, Item 1A of Part II of our Quarterly Reports on Form 10-Q, and, from time to time, in ManTech's other filings with the Securities and Exchange Commission.

The forward-looking statements included herein are only made as of the date of this press release, and ManTech undertakes no obligation to publicly update any of the forward-looking statements made herein, whether as a result of new information, subsequent events or circumstances, changes in expectations or otherwise.

MANTECH INTERNATIONAL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In Thousands Except Share Amounts)

	(unaudited)
	September 30, 2015	December 31, 2014
ASSETS
Cash and cash equivalents	$51,191	$23,781
Receivables—net	303,418	377,156
Prepaid expenses and other	18,820	18,207
Contractual inventory	3,726	—
Total Current Assets	377,155	419,144
Goodwill	919,290	851,640
Other intangible assets—net	159,856	155,250
Employee supplemental savings plan assets	26,645	31,741
Property and equipment—net	22,809	25,743
Investments	10,657	143
Other assets	3,325	3,741
TOTAL ASSETS	$1,519,737	$1,487,402
LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Accounts payable and accrued expenses	$108,595	$149,506
Accrued salaries and related expenses	71,879	57,409
Billings in excess of revenue earned	26,102	13,408
Revolving credit facility	10,000	—
Deferred income taxes—current	4,486	3,330
Total Current Liabilities	221,062	223,653
Deferred income taxes—non-current	84,787	65,103
Accrued retirement	28,378	32,804
Other long-term liabilities	11,113	11,063
TOTAL LIABILITIES	345,340	332,623
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
Common stock, Class A—$0.01 par value; 150,000,000 shares authorized; 24,608,403 and 24,423,514 shares issued at September 30, 2015 and December 31, 2014; 24,364,290 and 24,179,401 shares outstanding at September 30, 2015 and December 31, 2014	246	244
Common stock, Class B—$0.01 par value; 50,000,000 shares authorized; 13,192,845 and 13,192,845 shares issued and outstanding at September 30, 2015 and December 31, 2014	132	132
Additional paid-in capital	434,969	428,895
Treasury stock, 244,113 and 244,113 shares at cost at September 30, 2015 and December 31, 2014	(9,158)	(9,158)
Retained earnings	748,477	734,873
Accumulated other comprehensive loss	(269)	(207)
TOTAL STOCKHOLDERS’ EQUITY	1,174,397	1,154,779
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,519,737	$1,487,402

MANTECH INTERNATIONAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In Thousands Except Per Share Amounts)

	(unaudited) Three months ended September 30,		(unaudited) Nine months ended September 30,
	2015	2014	2015	2014
REVENUES	$393,008	$447,200	$1,147,716	$1,362,614
Cost of services	334,991	382,787	975,383	1,175,585
General and administrative expenses	36,897	37,681	110,255	116,185
OPERATING INCOME	21,120	26,732	62,078	70,844
Interest expense	(429)	(366)	(1,033)	(5,591)
Interest income	44	59	135	267
Loss on extinguishment of debt	—	—	—	(10,074)
Other income (expense), net	1,618	67	1,549	34
INCOME FROM OPERATIONS BEFORE INCOME TAXES AND EQUITY METHOD INVESTMENTS	22,353	26,492	62,729	55,480
Provision for income taxes	(9,199)	(10,739)	(25,482)	(22,263)
Equity in losses of unconsolidated subsidiaries	(126)	(266)	(11)	(388)
NET INCOME	$13,028	$15,487	$37,236	$32,829
BASIC EARNINGS PER SHARE:
Class A common stock	$0.35	$0.42	$0.99	$0.88
Class B common stock	$0.35	$0.42	$0.99	$0.88
DILUTED EARNINGS PER SHARE:
Class A common stock	$0.35	$0.41	$0.99	$0.88
Class B common stock	$0.35	$0.41	$0.99	$0.88

MANTECH INTERNATIONAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

	(unaudited) Nine months ended September 30,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$37,236	$32,829
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	22,345	22,940
Deferred income taxes	18,134	12,500
Stock-based compensation	4,187	3,323
Gain on disposition of business	(1,692)	—
Gain on sale of property and equipment	(695)	—
Excess tax benefits from exercise of stock options	(59)	(69)
Equity in losses of unconsolidated subsidiaries	11	388
Loss on extinguishment of debt	—	10,074
Loss on retirement of property and equipment	—	232
Change in assets and liabilities—net of effects from acquired businesses:
Receivables—net	83,659	111,705
Prepaid expenses and other	(205)	4,849
Contractual inventory	(3,726)	3,963
Employee supplemental savings plan asset	5,096	877
Accounts payable and accrued expenses	(41,728)	(59,921)
Accrued salaries and related expenses	13,641	8,792
Billings in excess of revenue earned	14,330	(598)
Accrued retirement	(4,426)	(2,202)
Other	667	106
Net cash flow from operating activities	146,775	149,788
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of businesses—net of cash acquired	(101,342)	(124,247)
Payments to acquire investments	(4,500)	(76)
Purchases of property and equipment	(3,188)	(2,756)
Transaction costs for disposition of business	(1,174)	—
Investment in capitalized software for internal use	(809)	(6,611)
Proceeds from sale of property and equipment	696	—
Net cash flow from investing activities	(110,317)	(133,690)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under revolving credit facility	162,200	150,000
Repayments under revolving credit facility	(152,200)	(150,000)
Dividends paid	(23,637)	(23,470)
Proceeds from exercise of stock options	4,530	1,878
Excess tax benefits from exercise of stock options	59	69
Repayment of senior unsecured notes	—	(207,250)
Debt issuance costs	—	(1,687)
Net cash flow from financing activities	(9,048)	(230,460)
NET CHANGE IN CASH AND CASH EQUIVALENTS	27,410	(214,362)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	23,781	269,001
CASH AND CASH EQUIVALENTS, END OF PERIOD	$51,191	$54,639

ManTech-F

Contact:    ManTech International Corporation
Stuart Davis, (703) 218-8269
stuart.davis@mantech.com